Exhibit 10.1

AMENDMENT TO CONSULTING AGREEMENT

This AMENDMENT TO CONSULTING AGREEMENT (the "Amendment") is made effective as of September 3, 2016 by and between CALIX, INC., a Delaware corporation ("Company") and KEVIN PETERS, an individual ("Consultant") to amend the Consulting Agreement (and the Exhibit A thereto) dated August 26, 2016 (the "Agreement") between the Parties. Except as otherwise stated, capitalized terms shall have the meaning ascribed in the Agreement.

The Parties agree as follows:

1.
Extension Term. The Agreement term shall be extended by an additional four (4) weeks commencing September 3, 2016 and ending September 30, 2016 (the "Extension Term") pursuant to Section 4 of the Agreement.

2.
Expenses to be reimbursed. Reasonable and necessary expenses related to travel and other direct expenses incurred in connection with rendering the Work to be Performed, not to exceed $12,000 for the Extension Term unless approved in advance by the Company in writing.

3.	Maximum amount Company is required to pay. The maximum amount the Company is required to pay under the Agreement as stated in Exhibit A of the Agreement shall be amended in its entirety to state:
"Not in any event to exceed $110,000 (inclusive of fees and expenses)."

4.	Except as set forth in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment with effect as of the date first set forth above.

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CALIX, INC.	KEVIN PETERS

By: /s/ Suzanne Tom	By: /s/ Kevin Peters
Name: Suzanne Tom	Name: Kevin Peters
Title: VP, General Counsel
Date: September 22, 2016	Date: September 28, 2016